UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2015

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On August 11, 2015, SunOpta Inc. (“SunOpta”) entered into an Asset Purchase Agreement (the “APA”) with Niagara Natural Fruit Snack Company Inc. (“Niagara Natural”), John Boot and Guy Armstrong. The APA provides for SunOpta’s acquisition of substantially all of the assets of Niagara Natural for a total purchase price of CDN$12,100,000, subject to certain post-closing adjustments. The acquisition transaction closed contemporaneously with the execution of the APA. SunOpta paid CDN$8,325,000 of the purchase price at closing, and an additional CDN$75,000 will be payable upon resolution of a pending U.S. Customs Notice of Action. The remaining CDN$3,700,000 of the purchase price is payable over a period of two years and is subject to adjustment based on certain specific performance targets.

            The foregoing description of the APA is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the APA, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits

             The list of exhibits In the Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Robert McKeracher

Robert McKeracher
Vice President and Chief Financial Officer

Date	August 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1+	Asset Purchase Agreement, dated August 11, 2015, among SunOpta Inc., Niagara Natural Fruit Snack Company Inc., John Boot and Guy Armstrong.

+

Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SunOpta will furnish copies of the omitted exhibits and schedules to the Securities and Exchange Commission upon its request.